SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                          SECURITY CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                  13-3003070
(State or other jurisdiction of                   (IRS Employer
 incorporation or organization)                 Identification No.)

                                 -------------

                         THREE PICKWICK PLAZA, SUITE 310
                        GREENWICH, CONNECTICUT 06830-5540
                                 (203) 625-0770
              (Address of Principal Executive Offices and Zip Code)

                                 --------------
                          2000 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                                  -------------

                               BRIAN D. FITZGERALD
                 CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER
                                  AND PRESIDENT
                          SECURITY CAPITAL CORPORATION
                         THREE PICKWICK PLAZA, SUITE 310
                        GREENWICH, CONNECTICUT 06830-5540
                                 (203) 625-0770
                     (Name and Address of Agent For Service)

                                  -------------
                                   COPIES TO:
                           CHRISTOPHER T. JENSEN, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000
                               FAX: (212) 309-6273
                                  -------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                                       PROPOSED     PROPOSED
                                                       MAXIMUM       MAXIMUM
                                                       OFFERING     AGGREGATE    AMOUNT OF
      TITLE OF SECURITIES TO          AMOUNT TO BE    PRICE PER     OFFERING    REGISTRATION
           BE REGISTERED             REGISTERED(1)      SHARE        PRICE        FEE (3)
--------------------------------------------------------------------------------------------
Company's Class A Common Stock,
$.01 par value                        966,346 shares   $6.125(2)  $5,918,869.25  $1,479.72
============================================================================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of Class A Common Stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 2000 Long-Term Incentive Plan.
(2) Calculated pursuant to Rule 457(h) for the purpose of determining the registration fee, based upon the price at which outstanding options under the 2000 Long-Term Incentive Plan may be exercised.
(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), as follows: proposed maximum aggregate offering price multiplied by .000250.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Explanatory Note to Part I of this Form S-8.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by us with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration
Statement:

       (a) The description of our Class A Common Stock, par value $.01 per share, contained in our Registration Statement on Form 8-A (File No. 001-07921) filed with the SEC on April 9, 1999, including any amendment or report filed for the purpose of updating such description.

       (b) Our Annual Report on Form 10-K filed with the SEC on March 30, 2000.

       (c) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 15, 2000.

       (d) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the SEC on August 14, 2000.

       (e) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the SEC on November 16, 2000.

       (f) Our Currrent Reports on Form 8-K filed on December 20, 2000 and January 5, 2001.

       All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

       Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     EXPERTS

The consolidated financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of Health Power, Inc. included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2001 and incorporated by reference in this Registration Statement, have been audited by PricewaterhouseCoopers LLP, independent auditors, as indicated in their report with respect thereto, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


Item 4. DESCRIPTION OF SECURITIES.

        Not Applicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

       Section 145 of the Delaware General Corporation Law permits us to indemnify officers, directors or employees against expenses, including attorney's fees, judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal act or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection with the action.

       Our By-Laws, as amended, require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable

Item 8.     EXHIBITS.

       EXHIBIT          DESCRIPTION
       -------          -----------
       4.1 Amended and Restated Certificate of Incorporation of Security Capital Corporation (incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K dated June 1990) and amendment thereto (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated February 23, 1994).

       4.2 Certificate of Amendment dated March 27, 1996 to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1A to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

       4.3 Certificate of Amendment dated March 27, 1996 to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1B to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

       4.4 By-Laws of Security Capital Corporation, as amended (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-74680) filed on March 18, 1994).

       4.5        Security Capital Corporation's 2000 Long-Term Incentive
                  Plan.

       5          Opinion of Morgan, Lewis & Bockius LLP.

       23.1       Consent of Deloitte & Touche LLP.

       23.2       Consent of PricewaterhouseCoopers LLP.

       23.3       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5).

       24         Powers of Attorney (included on page 5 of this Registration
                  Statement).

Item 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section
            10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decresase in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 6th day of February, 2001.


                                    Security Capital Corporation

                                    By:/S/ BRIAN D. FITZGERALD
                                       -----------------------
                                          Brian D. Fitzgerald
                                          Chairman of the Board, Chief
                                          Executive Officer and President

      Know all persons by these presents, each person whose signature appears below constitutes and appoints Brian D. Fitzgerald, A. George Gebauer and William R. Schlueter and each of them, with full power to act without, the other such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.

/S/ BRIAN D. FITZGERALD           Chairman of the Board,        February 6, 2001
------------------------------    Chief Executive Officer
Brian D. Fitzgerald               and President (Principal
                                  Executive Officer)



S/ A. GEORGE GEBAUER              Vice Chairman of the          February 6, 2001
---------------------------       Board and Secretary
A. George Gebauer



/S/ WILLIAM R. SCHLUETER           Vice President and Chief     February 6, 2001
------------------------------     Financial Officer
William R. Schlueter               (Principal Financial and
                                   Accounting Officer)

/S/ M. PAUL KELLY                 Director                      February 6, 2001
------------------------------
M. Paul Kelly

/S/ CRAIG R. STAPLETON            Director                      Februaey 6, 2001
------------------------------
Craig R. Stapleton

                                  EXHIBIT INDEX

      EXHIBIT             DESCRIPTION

      4.1 Amended and Restated Certificate of Incorporation of Security Capital Corporation (incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K dated June 1990) and amendment thereto (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated February 23, 1994).

      4.2 Certificate of Amendment dated March 27, 1996 to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1A to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

      4.3 Certificate of Amendment dated March 27, 1996 to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1B to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

      4.4 By-Laws of Security Capital Corporation, as amended (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-74680) filed on March 18, 1994).

      4.5         Security Capital Corporation's 2000 Long-Term Incentive Plan.

      4.6         Stock certificate specimen for Class A Common Stock.

      5           Opinion of Morgan, Lewis & Bockius LLP.

      23.1        Consent of Deloitte & Touche LLP.

      23.2        Consent of PricewaterhouseCoopers LLP.

      23.3        Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5).

      24          Powers of Attorney (included on page 5 of this Registration
                  Statement).